Exhibit 10.01

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of June 4, 1999 (the "Effective Date") between Worldtalk Communications Corporation, a Delaware corporation doing business as Worldtalk Corporation with its principal offices located at 5155 Old Ironsides Drive, San Jose, California 95054 (the "Company"), and James Heisch, residing at 7197 Wooded Lake Drive, San Jose, California 95120 ("Executive").

         In consideration of the promises and the terms and conditions set forth in this Agreement, the parties agree as follows:

         1. Position. As of the Effective Date, the Company will employ Executive, and Executive will serve as an employee of the Company. Initially Executive will be the Vice President, Chief Financial Officer and Secretary of the Company. As such, Executive will initially report directly to the Chief Executive Officer of the Company. As Vice President and Chief Financial Officer, Executive will have overall responsibility for managing and directing financial matters for the Company.

         2. Term of Agreement. This Agreement will commence on the Effective Date, and will continue indefinitely until Executive's employment is terminated by either party hereto, orally or in writing. Executive's employment with the Company, its Successors or Affiliates is on an "at will" basis, meaning that either Executive or such entity may terminate Executive's employment at any time for any reason or for no reason, without further obligation or liability.

         3.       Compensation and Benefits.

                  3.1 Base Salary. Commencing on the Effective Date, Executive's salary of $15,000 per month will be payable in two equal payments per month, as earned, pursuant to the Company's regular payroll policy as in effect from time to time. Executive's base salary will be reviewed as part of the Company's normal salary review. However, neither Executive's base salary nor his bonus described below is guaranteed to remain at any particular level.

                  3.2 Bonus In the event that certain objectives agreed to by Executive and the Company's Chief Executive Officer are met by Executive with respect to any calendar year, Executive will be entitled to receive an annual bonus of at least 25% of Executive's arithmetic-average salary in effect during such year, payable in accordance with the policies of the Company applicable to officer bonuses in general. The first calendar year of Executive's employment will begin June 4 and end December 31, 1999 and, Executive's bonus payable for that year shall be 7/12ths of the bonus payable had Executive been employed by the Company for the full calendar year. All subsequent calendar years shall commence on January 1.

                  3.3 Stock Options. Subject to the discretion of the Board of Directors of the

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Company (the "Board") or the Compensation Committee of the Board, Executive will be granted an option for the purchase of 275,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1996 Equity Incentive Plan (the "Plan") at an exercise price equal to fair market value of the Company's Common Stock on the date of grant, as determined in accordance with the Plan. Subject to Sections 5 and 6 below, such option will vest as to 2.083% of such shares on the third day of each month following the date of grant. Executive may be eligible to receive additional grants of stock options or purchase rights from time to time in the future, on such terms and subject to such conditions as the Board or Compensation Committee of the Board shall determine.

                  3.4 Indemnification of Officers and Directors. The Company currently indemnifies all officers and directors to the maximum extent permitted by law, and, in order to obtain such rights, Executive will be entitled to enter into the Company's standard form of Indemnification Agreement giving Executive such protection.

                  3.5 Expenses. The Company will reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with the Company's business, provided that such expenses are deductible to the Company, are in accordance with the Company's applicable policy and are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

                  3.6 Additional Benefits. Executive will be eligible to receive such other benefits, including insurance, vacation, holidays and sick leave, as the Company provides to its employees generally.

         4. Proprietary Rights and Confidentiality. Executive has signed and delivered to the Company a Confidential Information and Invention Assignment Agreement in substantially the form attached hereto as Exhibit A, (the "Confidentiality Agreement").

         5.  Termination.

                  5.1 Acceleration of Vesting. Notwithstanding the vesting terms of any option held by Executive or the terms of any agreement pursuant to which Executive hereafter may acquire shares of the Company's capital stock, but subject to Section 6, in the event of a "Change in Control" (defined in Section
5.2 below) occurring within two years after the Effective Date, then, on the first closing of such Change in Control (the "Acceleration Date"):

                           (a) all options of the Company, its Successor or Affiliate held by Executive that are not completely vested shall accelerate vesting, such that Executive may exercise all options as to the number of shares that are vested on the date of termination in accordance with the terms and conditions thereof, plus a number of shares equal to one-half of all shares that remain unvested on the Acceleration Date; and

                           (b) all shares of the capital stock that are subject to a right of repurchase in favor of the Company, its Successor or Affiliate or any of its assignees ("Rights"), shall be released from such right of repurchase, as to all shares that are vested on the date of termination in accordance with the terms and conditions of the purchase

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         agreement pursuant to which they were originally acquired by Executive, plus a number of shares equal to one-half of all shares that remain unvested on the Acceleration Date.

If a Change in Control  occurs  after the second  anniversary  of the  Effective
Date, the number of shares and options that accelerate vesting will be determined by the terms and conditions of the Company's plan pursuant to which such shares and options were granted.

                  5.2 Definition of "Change in Control." A "Change in Control" shall occur upon the first closing of (a) a merger, reorganization, consolidation or other transaction in which the stockholders of the Company before such merger, reorganization, consolidation or other transaction own less than 50% of the outstanding voting equity securities of the surviving corporation, (b) a sale or other transfer of all or substantially all of the assets of the Company as a going concern, or (c) a transfer of more than 50% of the outstanding voting equity securities of the Corporation by the stockholders of the Company in one transaction or a series of related transactions.

                  5.3 Definition of "Successor" and "Affiliate." "Successor" means any corporation or other entity that succeeds to the business, or to all or substantially all of the assets, of the Company. An "Affiliate" means a corporation or other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another corporation or entity, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation or entity, whether through the ownership of voting securities, by contract or otherwise.

         6. Savings Provisions. In the event that the benefit obtainable by Executive in accordance with Section 5.1 above, when added to any other severance and other benefits provided to Executive in connection with the Change in Control (collectively, "Severance Benefits") (a) constitute "parachute payments" within the meaning of Section 280G of the Code and (b) but for this
Section 6, such Severance Benefits would be subject to the excise tax imposed by
Section 4999 of the Code, then at the election of Executive delivered to the Company in writing at least 30 days prior to the consummation of the event causing such payment to be considered "parachute payments":

                           (a) (This alternative may be chosen only if the accounting treatment of the Change-in-Control transaction is not a pooling of interests) the Company will make adequate disclosure to its shareholders of all material facts concerning all payments or amounts that may be considered "parachute payments," will solicit the vote of its shareholders to approve such payments and amounts (which approval shall be obtained in accordance with the Code and as permitted therein to make the excise tax under Section 4999 inapplicable of the Code to such payments) and, if approval is obtained, Executive's severance benefits shall be payable in full, all options will accelerate vesting in full and all shares held by Executive will be released from the applicable Rights; or

                           (b ) Executive's severance benefits shall be payable in full, his options will accelerate vesting in as set forth in Section
         5.1 above and his shares will be released

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         from  all  applicable  Rights  as set  forth  in  Section  5.1  hereof, regardless of the fact that such Severance Benefits would result in payment of an excise tax under Section 4999 of the Code; or

                           (c) Executive's severance benefits shall be payable either as to such lesser amount, his options will accelerate vesting in such lesser numbers and his shares will be released from all applicable Rights in such lesser numbers, that would result in no portion of such Severance Benefits being subject to excise tax under Section 4999 of the Code.

Unless the Company and Executive otherwise agree in writing, the independent public accountants agreed to by the Company and Executive (the "Accountants"), shall calculate whichever of the foregoing amounts described in clauses (a), (b) or (c) above, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of Severance Benefits. Such results will be delivered to Executive in writing at least ten days prior to the date Executive's election described above in this Section 6, must be made. For purposes of making the calculations required by this Section 6, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 8.1 and the Company shall bear all costs the Accountants may reasonably incur in connection therewith. If no election is made within the 30-day period Executive has to make such election, Executive will be deemed to have chosen payment pursuant to clause (b) or (c) of this Section 6 that results in the greatest amount of after-tax Severance Benefits, as calculated by the Accountants.

         7. General Provisions.

                  7.1 Arbitration. Executive and the Company shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof. However both the Company and Executive retain its or his right to, and shall not be prohibited, limited, or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties. Such arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at that time, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  7.2 Severability. If any provision of this Agreement shall be found by any arbitrator or court of competent jurisdiction to be invalid or unenforceable, then the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable and to the extent that to do so would not deprive one of the parties of the substantial benefit of its bargain. Such provision shall, to the extent allowable by law and the preceding sentence, be modified by such arbitrator or court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions continuing in full force and effect.

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                  7.3 Remedies.  The Company and Executive  acknowledge that the service to be provided by Executive is of a special, unique, unusual, extraordinary and intellectual character, which gives it peculiar value the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, Executive hereby consents and agrees that for any breach or violation by Executive of any of the provisions of this Agreement a restraining order and/or injunction may be issued against Executive, in addition to any other rights and remedies the Company may have, at law or equity, including without limitation the recovery of money damages.

                  7.4 No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

                  7.5 Assignment. This Agreement and all rights hereunder are personal to Executive and may not be transferred or assigned by Executive at any time. The Company may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes the Company's obligations hereunder.

                  7.6 Withholding. All sums payable to Executive hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

                  7.7 Entire Agreement. This Agreement constitutes the entire and only agreement between the parties relating to employment of Executive with the Company, and this Agreement supersedes and cancels any and all previous contracts, arrangements or understandings with respect thereto. This Agreement expressly cancels and replaces the provisions of any offer letter signed by Executive and the Company in connection with the commencement of Executive's employment as though it had never been in effect.

                  7.8 Amendment. This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by an agreement in writing executed by both parties hereto.

                  7.9 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and hand delivered, sent by certified first class mail, postage pre-paid, return receipt requested, or sent by nationally recognized express courier service receipt confirmed. Such notices and other communications shall be effective upon receipt if hand delivered, five
(5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the address of the intended recipient that is set forth on the first page hereof, or to such other addresses as any party shall notify the other parties. Notices sent to the Company

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shall be sent to the attention of the President.

                  7.10 Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original but all of which, taken together, constitute one and the same agreement.

                  7.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws.

         In Witness Whereof, the Company and Executive have executed this Agreement as of the date first written above.

"COMPANY"                                       "EXECUTIVE"

WORLDTALK CORPORATION


By: /s/ Bernard Harguindeguy                    /s/ James Heisch
    ----------------------------------          -------------------------
    Bernard Harguindeguy, President             JAMES HEISCH

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